Filed Pursuant To Rule 433

Registration No. 333-275079

March 20, 2024

Twitter/X:

Live Link: https://twitter.com/Grayscale/status/1770427573304217972

Tweet 1:

"Grayscale has been working to bring bitcoin further into the U.S. regulatory perimeter for over a decade,” explained @dave_lavalle , global head of ETFs at @Grayscale

.

Read more from @Vetta_Fi :

https://www.etftrends.com/crypto-channel/grayscale-etf-trading-nyse-key-milestone/

Tweet 2:

Grayscale Bitcoin Trust is not a fund registered under the Investment Company Act of 1940, as amended (1940 Act), and is not subject to regulation under the 1940 Act, unlike most exchange traded products or ETFs. For details and disclosures, visit:

https://etfs.grayscale.com/gbtc

URL: https://www.etftrends.com/crypto-channel/grayscale-etf-trading-nyse-key-milestone/

LinkedIn

Live Link: https://www.linkedin.com/feed/update/urn:li:share:7176193281117048832/

Text:

“Grayscale has been working to bring bitcoin further into the U.S. regulatory perimeter for over a decade,” explained David LaValle, global head of ETFs at Grayscale. “This historic milestone was incredibly exciting for our investors, the broader crypto community, and the entire Grayscale team.”

Read more from @Vetta_Fi:

https://www.etftrends.com/crypto-channel/grayscale-etf-trading-nyse-key-milestone/

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Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services, LLC is the Marketing Agent for the Trust.

URL: https://www.etftrends.com/crypto-channel/grayscale-etf-trading-nyse-key-milestone/

Facebook

Live Link: https://www.facebook.com/460971306029932/posts/920688556724869

Text:

“Grayscale has been working to bring bitcoin further into the U.S. regulatory perimeter for over a decade,” explained David LaValle, global head of ETFs at Grayscale. “This historic milestone was incredibly exciting for our investors, the broader crypto community, and the entire Grayscale team.”

Read more from @Vetta_Fi:

https://www.etftrends.com/crypto-channel/grayscale-etf-trading-nyse-key-milestone/

-

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services, LLC is the Marketing Agent for the Trust.

URL: https://www.etftrends.com/crypto-channel/grayscale-etf-trading-nyse-key-milestone/

Now boarding: Investors in the world’s largest Bitcoin f

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101.